Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Announces First Quarter 2023 Results

•	End of Period Subscribers of 4.0 million

•	Revenues of $241.9 million

•	Operating Loss of $28.6 million; excluding the net impact of restructuring charges, adjusted operating loss of $5.9 million

•	Full Year Fiscal 2023 Guidance:

¡	Revenues are expected to be in the range of $910.0 million to $930.0 million

¡

Operating Income is expected to be in the range of $48.0 million to $60.0 million; excluding the anticipated net impact of restructuring charges, adjusted operating income is expected to be in the range of $80.0 million to $85.0 million

NEW YORK (May 4, 2023) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the first quarter of fiscal 2023.

“Our progress so far in 2023, including our acquisition of Sequence, further increases my confidence that we will return to a growth trajectory,” said Sima Sistani, the Company’s CEO. “We expect to end 2023 with total subscribers approaching 3.6 million, including 3.5 million WeightWatchers subscribers. The last time the Company ended a year with flat or higher subscribers year-over-year was 2020, so this will be a notable achievement and testament to the work our teams are delivering in enhancing our product experience and acquisition channels.”

“I am thrilled that today we announced that Heather Stark has been appointed our Chief Financial Officer. Heather has served in the interim position since December 2022. She has successfully navigated our teams through the annual planning and budgeting process, our organizational and real estate restructuring, and notably, the acquisition of Sequence. Heather is an invaluable partner to me and I look forward to continuing to work with her in the CFO role,” continued Sistani.

“The Q1 outperformance in subscribers translated into above forecast revenue, and combined with greater cost discipline, flowed into adjusted operating income results ahead of our expectations,” said Heather Stark, the Company’s CFO. “We expect performance trends to improve through the year as we benefit from our data-informed approach to member acquisition, increased operating efficiency, and an enhanced member experience following upcoming launches in our product roadmap. With a leaner, more agile organization, we are improving our operating model to drive profitable growth.”

“I am honored to be taking on the Chief Financial Officer position at WeightWatchers,” continued Stark. “It is rare to work at a company that positively impacts the lives of millions in such a personal and important way. I look forward to being part of the next stage of the Company’s transformation and partnering with Sima and the leadership team to shape the future of our member experience, operating model, and financial trajectory.”

Q1 2023 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	April 1, 2023	April 2, 2022	% Change	Constant Currency(1)
Subscription Revenues, net	$211.0	$257.0	(17.9%)	(16.2%)
Product Sales and Other, net	30.9	40.8	(24.3%)	(23.0%)

Revenues, net	$241.9	$297.8	(18.8%)	(17.1%)
Gross Profit	$119.5	$180.1	(33.6%)	(31.8%)
Non-GAAP Adjustments(1)
Net Restructuring Charges(2)	18.6	(0.1)

Adjusted Gross Profit(1)	$138.1	$180.0	(23.3%)	(21.4%)
Operating (Loss) Income	($28.6)	$9.0	(418.7%)	(412.1%)
Non-GAAP Adjustments(1)
Net Restructuring Charges(2)	22.7	0.1

Adjusted Operating (Loss) Income(1)	($5.9)	$9.1	(165.0%)	(158.5%)
Net Loss	($118.7)	($8.2)	(100.0%)*	(100.0%)*
EPS	($1.68)	($0.12)	(100.0%)*	(100.0%)*
Total Paid Weeks	51.0	58.9	(13.5%)	N/A
Digital(3) Paid Weeks	40.8	49.2	(17.1%)	N/A
Workshops + Digital(4) Paid Weeks	10.2	9.7	4.5%	N/A
End of Period Subscribers(5)	4.0	4.5	(11.5%)	N/A
Digital Subscribers	3.3	3.8	(15.0%)	N/A
Workshops + Digital Subscribers	0.8	0.7	6.8%	N/A

Note: Totals may not sum due to rounding.

*	Note: Percentage in excess of 100.0%.
(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, which formerly included Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members (as applicable). It also formerly included the provision of access to workshops for members who did not subscribe to commitment plans, which included the Company’s “pay-as-you-go” members.

(5)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recurring bill programs in Company-owned operations.

Q1 2023 Business and Financial Highlights

•

End of Period Subscribers in Q1 2023 were down 11.5% versus the prior year period, driven by declines in the Digital business. Q1 2023 End of Period Digital Subscribers decreased 15.0% versus the prior year period. Q1 2023 End of Period Workshops + Digital Subscribers increased 6.8% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•

Total Paid Weeks in Q1 2023 were down 13.5% versus the prior year period, driven by declines in the Digital business. Q1 2023 Digital Paid Weeks decreased 17.1% versus the prior year period. Q1 2023 Workshops + Digital Paid Weeks increased 4.5% versus the prior year period, substantially benefitting from the transition of former Digital 360 members from the Digital business to the Workshops + Digital business during Q2 and Q3 2022, as previously disclosed.

•	Revenues in Q1 2023 were $241.9 million. On a constant currency basis, Q1 2023 revenues decreased 17.1% versus the prior year period.

¡	Subscription Revenues in Q1 2023 were $211.0 million. On a constant currency basis, these revenues decreased 16.2% versus the prior year period.

¡	Product Sales and Other in Q1 2023 were $30.9 million. On a constant currency basis, these revenues decreased 23.0% versus the prior year period.

•

Gross Profit in Q1 2023 was $119.5 million, compared to $180.1 million in the prior year period. Adjusted gross profit in Q1 2023, which excluded the net impact of $18.6 million of restructuring charges, was $138.1 million. Adjusted gross profit in Q1 2022, which excluded the net impact of ($0.1) million of restructuring charges, was $180.0 million.

¡

Gross Margin in Q1 2023 was 49.4%, as compared to 60.5% in the prior year period. Adjusted gross margin in Q1 2023 was 57.1%, down 335 basis points from an adjusted gross margin of 60.5% in the prior year period, primarily driven by a mix shift to the Workshops + Digital business, fixed cost deleverage, and the accounting for subscription and consumer product promotional bundles in the quarter as well as a 20 basis point negative impact from foreign currency.

•

Operating Loss in Q1 2023 was $28.6 million, which included $3.2 million of transaction costs related to the acquisition of Sequence, compared to operating income of $9.0 million in the prior year period. Adjusted operating loss in Q1 2023, which excluded the net impact of $22.7 million of restructuring charges, was $5.9 million. Adjusted operating income in Q1 2022, which excluded the net impact of $0.1 million of restructuring charges, was $9.1 million.

•

Income Tax expense in Q1 2023 was $67.6 million, which reflected the impact of an unusually high negative annual effective tax rate driven by a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance. In the prior year period, income tax was a benefit of $1.8 million.

•	Net Loss in Q1 2023 was $118.7 million compared to net loss of $8.2 million in the prior year period.

•	Diluted Net Loss per share in Q1 2023 was $1.68 compared to diluted net loss per share of $0.12 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2023 Diluted Net Loss per share incorporated the negative impact of $1.54 per diluted share in the aggregate due to the following items:

•	$0.24 per diluted share negative net impact of restructuring charges.

•

$1.30 per diluted share negative tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance, mentioned above.

◾	Q1 2022 Net Loss was negatively impacted by $0.1 million, resulting in a de minimis per share impact, due to the net impact of restructuring charges.

Other Items

•	Cash balance as of April 1, 2023 was $140.8 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.

•

2023 Restructuring Plan: In connection with the previously announced 2023 restructuring plan, the Company recorded aggregate restructuring charges of approximately $23.0 million in Q1 2023. The Company expects to record up to $10.0 million of additional aggregate restructuring charges during the remainder of fiscal 2023.

•

Sequence Acquisition: As previously announced, on April 10, 2023, WW completed its acquisition of Weekend Health, Inc., d/b/a Sequence, a subscription telehealth platform offering access to healthcare providers specializing in chronic weight management.

•

New Segment Reporting: As previously disclosed, effective the first day of fiscal 2023, the Company realigned its organizational structure and resources to more closely align with its strategic priorities and centralized the global management of certain functions and systems. As a result of the change in its organizational structure, the Company now has two reportable segments, consisting of North America and International. “North America” refers to the Company’s North American Company-owned operations and franchise revenues and related costs. “International” refers to the Company’s Continental Europe Company-owned operations, United Kingdom Company-owned operations, and Australia, New Zealand and emerging markets operations.

Full Year Fiscal 2023 Guidance

The Company is providing the following full year fiscal 2023 guidance:

•	Revenues are expected to be in the range of $910.0 million to $930.0 million.

•

Operating income is expected to be in the range of $48.0 million to $60.0 million. Adjusted operating income, which excludes the anticipated net impact of restructuring charges, is expected to be in the range of $80.0 million to $85.0 million.

First Quarter 2023 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Chief Financial Officer, will discuss the first quarter of fiscal 2023 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating (loss) income, operating (loss) income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the first quarter of fiscal 2023 to exclude the net impact of (a) charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”), (b) charges associated with the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”) or the reversal of certain of the charges associated with the 2022 plan, as applicable, (c) the reversal of certain of the charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”), and (d) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”); and (ii) the first quarter of fiscal 2022 to exclude (a) the net impact of (x) charges associated with the 2021 plan and (y) the reversal of certain of the charges associated with the 2020 plan or (b) the impact of charges associated with the 2021 plan. We generally refer to such non-GAAP measures as excluding or adjusting for the net impact of restructuring charges or the impact of restructuring charges, as applicable. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, and restructuring charges (including the net impact where applicable) (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management program. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our program. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the COVID-19 pandemic on the Company’s business and on the consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to transform its Workshops + Digital business strategy to meet the evolving needs of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners, including as a result of its acquisition of Weekend Health, Inc., which is doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, the potential impact of political and social unrest and instability in the banking system as a result of several recent bank failures; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; the seasonal nature of the Company’s principal business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of the war in Ukraine; the outcomes of litigation or regulatory actions;

the impact of existing and future laws and regulations; risks related to the Company’s Acquisition, including risks that the Acquisition may not achieve its intended results; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	April 1, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,847	$178,326
Receivables (net of allowances: April 1, 2023 - $1,023 and December 31, 2022 - $976)	31,059	24,273
Inventories	10,668	20,528
Prepaid income taxes	15,337	19,447
Prepaid expenses and other current assets	37,323	38,757

TOTAL CURRENT ASSETS	235,234	281,331
Property and equipment, net	25,612	28,229
Operating lease assets	68,962	75,696
Franchise rights acquired	386,608	386,745
Goodwill	156,211	155,998
Other intangible assets, net	64,178	63,306
Deferred income taxes	23,006	22,246
Other noncurrent assets	13,917	14,879

TOTAL ASSETS	$973,728	$1,028,430

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$15,464	$17,955
Accounts payable	21,697	18,890
Salaries and wages payable	64,041	72,577
Accrued marketing and advertising	14,664	17,927
Accrued interest	10,938	5,289
Other accrued liabilities	42,288	30,118
Income taxes payable	62,058	1,646
Deferred revenue	35,716	32,156

TOTAL CURRENT LIABILITIES	266,866	196,558
Long-term debt, net	1,423,329	1,422,284
Long-term operating lease liabilities	63,783	68,099
Deferred income taxes	19,940	23,119
Other	2,079	2,185

TOTAL LIABILITIES	1,775,997	1,712,245
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 122,052 shares issued at April 1, 2023 and 122,052 shares issued at December 31, 2022	0	0
Treasury stock, at cost, 51,418 shares at April 1, 2023 and 51,496 shares at December 31, 2022	(3,093,237)	(3,097,304)
Retained earnings	2,298,701	2,418,959
Accumulated other comprehensive loss	(7,733)	(5,470)

TOTAL DEFICIT	(802,269)	(683,815)

TOTAL LIABILITIES AND TOTAL DEFICIT	$973,728	$1,028,430

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 1, 2023	April 2, 2022
Subscription revenues, net (1)	$211,032	$256,985
Product sales and other, net (2)	30,863	40,776

Revenues, net	241,895	297,761

Cost of subscription revenues (3)	94,897	86,041
Cost of product sales and other	27,487	31,622

Cost of revenues	122,384	117,663

Gross profit	119,511	180,098
Marketing expenses	88,234	107,570
Selling, general and administrative expenses	59,860	63,558

Operating (loss) income	(28,583)	8,970
Interest expense	22,846	18,671
Other (income) expense, net	(330)	344

Loss before income taxes	(51,099)	(10,045)
Provision for (benefit from) income taxes	67,580	(1,802)

Net loss	$(118,679)	$(8,243)

Net loss per share
Basic	$(1.68)	$(0.12)

Diluted	$(1.68)	$(0.12)

Weighted average common shares outstanding
Basic	70,596	70,086

Diluted	70,596	70,086

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	April 1, 2023	April 2, 2022
Operating activities:
Net loss	$(118,679)	$(8,243)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	11,989	10,759
Amortization of deferred financing costs and debt discount	1,254	1,254
Impairment of intangible and long-lived assets	171	42
Share-based compensation expense	2,669	4,700
Deferred tax benefit	(3,110)	(6,693)
Allowance for doubtful accounts	(74)	72
Reserve for inventory obsolescence	2,037	1,254
Foreign currency exchange rate (gain) loss	(389)	623
Changes in cash due to:
Receivables	(5,961)	(10,596)
Inventories	7,994	(120)
Prepaid expenses	4,937	(4,106)
Accounts payable	2,728	7,118
Accrued liabilities	3,188	(5,268)
Deferred revenue	3,405	3,560
Other long term assets and liabilities, net	734	(3,003)
Income taxes	60,385	(1,807)

Cash used for operating activities	(26,722)	(10,454)

Investing activities:
Capital expenditures	(990)	(323)
Capitalized software expenditures	(9,350)	(8,905)
Cash paid for acquisitions	—	(4,350)
Other items, net	(8)	(11)

Cash used for investing activities	(10,348)	(13,589)

Financing activities:
Taxes paid related to net share settlement of equity awards	(205)	(374)
Proceeds from stock options exercised	7	—
Cash paid for acquisitions	(500)	—
Other items, net	(26)	(35)

Cash used for financing activities	(724)	(409)

Effect of exchange rate changes on cash and cash equivalents	315	(1,702)

Net decrease in cash and cash equivalents	(37,479)	(26,154)
Cash and cash equivalents, beginning of period	178,326	153,794

Cash and cash equivalents, end of period	$140,847	$127,640

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	April 1, 2023	April 2, 2022	Variance
Digital Paid Weeks (1)
North America	26,136	31,414	(16.8%)
International	14,665	17,791	(17.6%)

Total Digital Paid Weeks	40,801	49,205	(17.1%)

Workshops + Digital Paid Weeks (1)
North America	7,657	7,269	5.3%
International	2,494	2,448	1.9%

Total Workshops + Digital Paid Weeks	10,151	9,717	4.5%

Total Paid Weeks (1)
North America	33,793	38,683	(12.6%)
International	17,159	20,239	(15.2%)

Total Paid Weeks	50,952	58,922	(13.5%)

End of Period Digital Subscribers (2)
North America	2,090	2,451	(14.7%)
International	1,164	1,376	(15.4%)

Total End of Period Digital Subscribers	3,254	3,827	(15.0%)

End of Period Workshops + Digital Subscribers (2)
North America	580	535	8.2%
International	188	183	2.7%

Total End of Period Workshops + Digital Subscribers	768	719	6.8%

Total End of Period Subscribers (2)
North America	2,670	2,986	(10.6%)
International	1,353	1,559	(13.2%)

Total End of Period Subscribers	4,022	4,545	(11.5%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, which formerly included Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and formerly included total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including former Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2023 Variance
						2023
						Constant
	Q1 2023			Q1 2022	2023	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2022	2022
Selected Financial Data
Consolidated Company Revenues	$241,895	$4,867	$246,762	$297,761	(18.8%)	(17.1%)
Consolidated Digital Subscription Revenues (1)	$149,344	$3,373	$152,717	$191,482	(22.0%)	(20.2%)
Consolidated Workshops + Digital Fees (2)	$61,688	$973	$62,661	$65,503	(5.8%)	(4.3%)
Consolidated Subscription Revenues (3)	$211,032	$4,346	$215,378	$256,985	(17.9%)	(16.2%)
Consolidated Product Sales and Other (4)	$30,863	$520	$31,383	$40,776	(24.3%)	(23.0%)

North America
Digital Subscription Revenues (1)	$97,772	$420	$98,192	$125,319	(22.0%)	(21.6%)
Workshops + Digital Fees (2)	$49,482	$160	$49,642	$50,980	(2.9%)	(2.6%)
Subscription Revenues (3)	$147,254	$579	$147,833	$176,299	(16.5%)	(16.1%)
Product Sales and Other (4)	$23,771	$72	$23,843	$28,381	(16.2%)	(16.0%)
Total Revenues	$171,025	$651	$171,676	$204,680	(16.4%)	(16.1%)

International
Digital Subscription Revenues (1)	$51,572	$2,953	$54,525	$66,163	(22.1%)	(17.6%)
Workshops + Digital Fees (2)	$12,206	$814	$13,020	$14,523	(16.0%)	(10.3%)
Subscription Revenues (3)	$63,778	$3,767	$67,545	$80,686	(21.0%)	(16.3%)
Product Sales and Other (4)	$7,092	$449	$7,541	$12,395	(42.8%)	(39.2%)
Total Revenues	$70,870	$4,216	$75,086	$93,081	(23.9%)	(19.3%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable).
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and North America reportable segment, franchise fees with respect to commitment plans and royalties.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Q1 2023 Variance
														2023 Constant Currency
													2023		2023
	Q1 2023							Q1 2022					Adjusted		Adjusted
							Adjusted					2023	vs	2023	vs
					Currency	Constant	Constant					vs	2022	vs	2022
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2022	Adjusted	2022	Adjusted
Selected Financial Data
Gross Profit	$119,511	$18,618	(1)	$138,128	$3,281	$122,792	$141,410	$180,098	$(92	) (4)	$180,006	(33.6%)	(23.3%)	(31.8%)	(21.4%)
Gross Margin	49.4%			57.1%		49.8%	57.3%	60.5%			60.5%

Selling, General and Administrative Expenses	$59,860	$(4,042	) (2)	$55,818	$795	$60,655	$56,613	$63,558	$(241	) (5)	$63,317	(5.8%)	(11.8%)	(4.6%)	(10.6%)

Operating (Loss) Income	$(28,583)	$22,660	(3)	$(5,924)	$588	$(27,995)	$(5,336)	$8,970	$149	(6)	$9,119	(418.7%)	(165.0%)	(412.1%)	(158.5%)
Operating (Loss) Income Margin	(11.8%)			(2.4%)		(11.3%)	(2.2%)	3.0%			3.1%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $18,893 of charges associated with the Company’s previously disclosed 2023 restructuring plan, the reversal of $263 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $7 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $5 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes the impact of $3,739 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $303 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(3)

Excludes the net impact of (w) $18,893 of charges and $3,739 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $263 of charges and $303 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (y) the reversal of $7 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, and (z) the reversal of $5 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

(4)

Excludes the net impact of $24 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(5)	Excludes $241 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(6)

Excludes the net impact of (i) $24 of charges and $241 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	April 1, 2023	April 2, 2022
Net Loss	$(118,679)	$(8,243)
Interest	22,846	18,671
Taxes	67,580	(1,802)
Depreciation and Amortization	10,273	10,759
Stock-based Compensation	2,669	4,700

EBITDAS	$(15,311)	$24,085
2023 Plan Restructuring Charges (1)	22,632	—
2022 Plan Restructuring Charges (2)	40	—
2021 Plan Restructuring Charges (3)	(7)	265
2020 Plan Restructuring Charges (4)	(5)	(116)

Adjusted EBITDAS	$7,349	$24,234

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(2)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(3)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(4)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

					Trailing Twelve
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Months
Net Debt to Adjusted EBITDAS

Net Loss	$(4,623)	$(206,036)	$(32,500)	$(118,679)	$(361,838)
Interest	19,255	20,912	22,304	22,846	85,317
Taxes	(2,879)	(70,749)	(38,948)	67,580	(44,996)
Depreciation and Amortization	10,637	10,544	10,407	10,273	41,861
Stock-based Compensation	2,286	3,376	2,590	2,669	10,921

EBITDAS	$24,676	$(241,953)	$(36,147)	$(15,311)	$(268,735)

Franchise Rights Acquired and Goodwill Impairments	26,420 (1)	312,741 (2)	57,566 (3)	—	396,727
2023 Plan Restructuring Charges (4)	—	—	13,608	22,632	36,240
2022 Plan Restructuring Charges (5)	19,117	3,557	4,507	40	27,221
2021 Plan Restructuring Charges (6)	(566)	103	(142)	(7)	(612)
2020 Plan Restructuring Charges (7)	—	—	(621)	(5)	(626)

Adjusted EBITDAS	$69,647	$74,448	$38,771	$7,349	$190,215

Total Debt					$1,423,329
Less: Cash					140,847

Net Debt					$1,282,482

Total Debt to Net Loss					(3.9) X

Net Debt to Adjusted EBITDAS					6.7 X

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $24,485 and $834 related to its Canada and New Zealand units of account, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101.

(2)	Impairment charges of the Company’s franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand units of account, respectively.
(3)

Impairment charges of the Company’s franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(4)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(5)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(6)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(7)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

Full Year 2023 Operating Income Guidance Reconciliation
Operating Income	$48.0 - $60.0
Net Restructuring Charges (1)	$(32.0) - $(25.0)

Adjusted Operating Income	$80.0 - $85.0

(1)

Reflects the remaining net restructuring charges incurred and expected to be incurred in fiscal 2023 related to the Company’s previously disclosed 2023 restructuring plan, 2022 restructuring plan, 2021 organizational restructuring plan and 2020 organizational restructuring plan.